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                                                                    EXHIBIT 23.2


We consent to the reference to our firm under the caption "Exports" in the Registration Statement (Amendment No. 1 to From S-3, No. 333-46807) and related Prospectus of Wallace Computer Services, Inc. and to the incorporation by reference therein of our report dated March 12, 1997, with respect to the consolidated financial statements of Graphic Industries, Inc. included in Wallace Computer Services, Inc.'s Form 8-KA dated January 16, 1998, filed with the Securities and Exchange Commission.




                                                   Ernst & Young LLP

April 9, 1998
Atlanta, Georgia